Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Crystal Warwell Walker
813-206-3916	813-206-2697
gregg.haddad@wellcare.com	crystal.walker@wellcare.com

WellCare To Acquire Windsor Health Group

Tampa, Fla. (Sept. 5, 2013) -- WellCare Health Plans, Inc. (NYSE: WCG) today announced that it has agreed to acquire Windsor Health Group, Inc., Atlanta, Ga., a part of Munich Re. Through its subsidiaries, Windsor serves Medicare beneficiaries with Medicare Advantage, Prescription Drug Plan (PDP), and Medicare Supplement products in many states across the U.S.

“Windsor’s focus on lower income Medicare beneficiaries and those who are dually eligible for Medicare and Medicaid is an excellent fit with WellCare’s Medicare and broader government health care programs strategy,” said Alec Cunningham, WellCare’s CEO. “Windsor has been strengthening its products and service performance, and expects to experience further improvement in 2014 and beyond.”

Windsor currently offers Medicare Advantage plans in 297 counties primarily in the states of Mississippi, Tennessee, Arkansas, and South Carolina, among others, and serves approximately 59,000 members. Windsor’s PDPs serve approximately 164,000 members. In addition, one of Windsor’s subsidiaries offers Medicare Supplement insurance policies through which it serves approximately 52,000 members in 40 states.

Members and policyholders will experience no change in their plan benefits and coverage as a result of the acquisition. “We will work closely with Windsor Health Group to help ensure a smooth transition for members,” said Cunningham.

WellCare expects the acquisition of Windsor to close within the next three to four months, subject to customary regulatory approvals. The company is not disclosing the financial terms of the transaction. WellCare anticipates the transaction will be accretive to its 2014 net income.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans. The company served approximately 2.8 million members nationwide as of June 30, 2013. For more information about WellCare, please visit the company's website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. For example, statements regarding WellCare’s financial outlook and the timing of the closing of the acquisition of Windsor Health Group, Inc. are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the satisfaction of the closing conditions for the acquisition, the receipt of regulatory approval for the acquisition, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively manage growth, WellCare’s ability to address operational challenges relating to new business, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicare revenue, including due to sequestration and WellCare’s ability to estimate and manage medical benefits effectively.
Additional information concerning these and other important risks and uncertainties can be found under the captions "Forward-Looking Statements" and "Risk Factors" in WellCare’s Annual Report on Form 10-K for the year ended December 31, 2012, and in WellCare’s Quarterly Report on Form 10-Q for the period ended June 30, 2013 and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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